Exhibit 99.(a)

POWER OF ATTORNEY

The undersigned, James H. Bodurtha, Bruce R. Bond, Donald W. Burton, Stuart E. Eizenstat, Kenneth A. Froot, Robert M. Hernandez, Jack F. O’Brien, Roberta Cooper Ramo, Jean Margo Reid, David H. Walsh, Fred G. Weiss, Richard R. West, Richard S. Davis, Laurence D. Fink, and Henry Gabbay, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Howard Surloff, Denis R. Molleur, Donald C. Burke, Neal J. Andrews, Edward Baer and Vincent Tritto, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

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Appendix A

BlackRock Funds II

BlackRock Short Term Bond Series, Inc.

BlackRock Focus Value Fund, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Fundamental Growth Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Focus Twenty Fund, Inc.

BlackRock World Income Fund, Inc.

BlackRock International Value Trust

Master Value Opportunities LLC

Master Basic Value LLC

Master Focus Twenty LLC

BlackRock Bond Allocation Target Shares

BlackRock Value Opportunities Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Natural Resources Trust

BlackRock Global Growth Fund, Inc.

BlackRock Balanced Capital Fund, Inc.

BlackRock Global SmallCap Fund, Inc.

BlackRock Utilities and Telecommunications Fund, Inc.

BlackRock Variable Series Funds, Inc.

BlackRock Series Fund, Inc.

Short Term Bond Master LLC

Master Commodity Strategies LLC

Master Bond LLC

FDP Series, Inc.

BlackRock Commodity Strategies Fund

The GNMA Fund Investment Accumulation Program, Inc.

BlackRock Principal Protected Trust

BlackRock Municipal Series Trust

BlackRock Equity Dividend Fund

BlackRock Global Allocation Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock Municipal Bond Fund

BlackRock EuroFund

BlackRock Global Dynamic Equity Fund

Managed Account Series

BlackRock Mid Cap Value Opportunity Series, Inc.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 1st day of November 2007.

Signature	Title

/s/ James H. Bodurtha	Director/Trustee
James H. Bodurtha

/s/ Bruce R. Bond	Director/Trustee
Bruce R. Bond

/s/ Donald W. Burton	Director/Trustee
Donald W. Burton

/s/ Stuart E. Eizenstat	Director/Trustee
Stuart E. Eizenstat

/s/ Kenneth A. Froot	Director/Trustee
Kenneth A. Froot

/s/ Robert M. Hernandez	Director/Trustee
Robert M. Hernandez

/s/ Jack F. O’Brien	Director/Trustee
Jack F. O’Brien

/s/ Roberta Cooper Ramo	Director/Trustee
Roberta Cooper Ramo

/s/ Jean Margo Reid	Director/Trustee
Jean Margo Reid

/s/ David H. Walsh	Director/Trustee
David H. Walsh

/s/ Fred G. Weiss	Director/Trustee
Fred G. Weiss

/s/ Richard R. West	Director/Trustee
Richard R. West

/s/ Richard S. Davis	Director/Trustee
Richard S. Davis

/s/ Laurence D. Fink	Director/Trustee
Laurence D. Fink

/s/ Henry Gabbay	Director/Trustee
Henry Gabbay